EXHIBIT 5

HAMILTON, LEHRER & DARGAN, P.A.
2 EAST CAMINO REAL, SUITE 202
BOCA RATON, FLORIDA 33432
561-416-8956
                                                             September 12, 2002

Vaughn Griggs
Cryocon, Inc.
2250 North 1500 West
Ogden Utah 84404

Re:  Registration Statement on Form S-8

Ladies & Gentlemen:

We have acted as counsel for CRYOCON, INC., a Colorado corporation (the
"Company").

This opinion is submitted pursuant to the applicable rules of the Securities and
Exchange Commission ('Commission') with respect to the registration by Cryocon,
Inc. 500,000 shares of Common Stock, without par value, of the Company (the
'Shares'). The Shares are covered by the Registration Statement and may be sold pursuant to the Registration Statement and the Agreement. In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, Bylaws, the Agreement and various other corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the
Company, and we express no opinion thereon.

Subject to and in reliance upon the foregoing, we are of the opinion that the
Shares are validly issued, fully paid and non-assessable.

We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

We hereby consent to the inclusion of this opinion as Exhibit 5 in the
Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the
Commission promulgated thereunder.

Very truly yours,

/s/ Hamilton Lehrer and Dargan P.A.
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    Hamilton Lehrer and Dargan P.A.